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[AIRCRAFT LOGO]                                                  EXHIBIT 99.8






                                AerFi Group plc
                                 Aviation House
                                    Shannon
                                    Ireland





          Half Life and Adjusted Base and Current Market Value Opinion
                           34 Aircraft - AerCo Fleet

                            AISI File No.: A9S003BVO

                             Date: 20 January 1999
                         Values as of: 18 January 1999


      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
      TEL: 949-582-8888     FAX: 949-582-8887    E-MAIL: AISINews@aol.com



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[AIRCRAFT LOGO]

20 January 1999

AerFi Group plc
Aviation House
Shannon
Ireland

Subject: Half Life and Adjusted Base and Current Market Value Opinion - 34
         Aircraft.

         AISI File number: A9S003 BVO

Dear Sirs:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to the above addressees of the half life and adjusted base and current market values of the Fleet of Aircraft as identified in Table I (the "Aircraft").

1.      METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are "half-life base market value" and "half-life current market value" of an "average" aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base value are typically given for aircraft in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the

      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
      TEL: 949-582-8888     FAX: 949-582-8887    E-MAIL: AISINews@aol.com

20 January 1999
AISI File No. A9S003BVO
Page -2-


total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer of seller.

AISI defines a "current market value", which is synonymous with the older term "fair market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an "adjusted market value" by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by AerFi Group plc. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.


2.      VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft Technical & Maintenance Detail sheets supplied to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe and gear maintenance, if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed. With regard to the engines, due to the limited information provided, all engines are considered to be in half life condition.

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                                                                 [AIRCRAFT LOGO]

20 January 1999
AISI File No. A9S003BVO
Page - 3 -

All hours and cycle information provided for airframe, C Check, D Check, and gear have been projected from the Aircraft Technical & Maintenance Detail sheet dates to 18 January 1999 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the half life and adjusted base and current market values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



/s/ John D. McNicol
John D. McNicol
Vice President
Appraisals & Forecasts





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                                                                 [AIRCRAFT LOGO]

                           ATTACHMENT 1 - AerCo Fleet
                              AISI File A9S003BVO
                          Values as of 18 January 1999

                                                               Half Life         Half Life          Adjusted       Adjusted
                                                               Base Value    Current Market Value  Base Value   Current Market Value
                                                                  1999             1999               1999            1999
No    Type           MSN     DO14     Engine        MTOW       US Dollars       US Dollars         US Dollars      US Dollars

 1    A300B4-200       240   May-83   CF6-50C2      363,760    $10,770,000      $10,770,000        $10,990,000     $10,990,000
 2    A320-200          85   Feb-90   CFM56-5A1     162,000    $26,240,000      $26,240,000        $25,610,000     $25,610,000
 3    A320-200         299   Apr-92   CFM56-5A3     166,450    $29,620,000      $29,620,000        $29,310,000     $29,310,000
 4    A320-200         362   Nov-92   V2500-A1      166,450    $28,820,000      $28,820,000        $28,900,000     $28,900,000
 5    A320-200         391   Feb-93   CFM56-5A3     169,757    $30,950,000      $30,950,000        $31,130,000     $31,130,000
 6    A320-200         403   Dec-93   CFM56-5A1     158,731    $30,170,000      $30,170,000        $29,780,000     $29,780,000
 7    B737-300       24465   Aug-89   CFM56-3B1     135,000    $21,460,000      $21,460,000        $21,860,000     $21,860,000
 8    B737-300       24677   Mar-90   CFM56-3B1     135,000    $22,310,000      $22,310,000        $22,880,000     $22,880,000
 9    B737-300       24908   Mar-91   CFM56-3C1     139,500    $23,790,000      $23,790,000        $23,300,000     $23,300,000
10    B737-300       24909   Apr-91   CFM56-3C1     139,500    $23,790,000      $23,790,000        $24,380,000     $24,380,000
11    B737-300       26068   Jan-92   CFM56-3C1     139,000    $24,720,000      $24,720,000        $24,160,000     $24,160,000
12    B737-400       23868   Oct-88   CFM56-3C1     143,500    $22,940,000      $22,940,000        $23,350,000     $23,350,000
13    B737-400       23979   Jan-89   CFM56-3C1     143,500    $24,100,000      $24,100,000        $24,380,000     $24,380,000
14    B737-400       24685   May-90   CFM56-3C1     150,000    $25,000,000      $25,000,000        $25,760,000     $25,760,000
15    B737-400       24904   Feb-91   CFM56-3C1     150,000    $26,000,000      $26,000,000        $25,470,000     $25,470,000
16    B737-400       25764   Jun-92   CFM56-3C1     143,500    $26,940,000      $26,940,000        $26,590,000     $26,590,000
17    B737-400       26066   Jun-92   CFM56-3C1     150,000    $27,200,000      $27,200,000        $26,560,000     $26,560,000
18    B737-400       25765   Jul-92   CFM56-3C1     143,500    $26,940,000      $26,940,000        $26,660,000     $26,660,000
19    B737-500       26067   Jun-92   CFM56-3C1     133,500    $20,120,000      $20,120,000        $19,280,000     $19,280,000
20    B747-200       22496   Oct-81   IT9D-7Q       814,000    $29,190,000      $23,990,000        $30,910,000     $25,710,000
21    B757-200Etop   26152   Aug-92   RB211-535E4   255,000    $43,120,000      $40,600,000        $43,660,000     $41,140,000
22    B757-200Etop   26153   Aug-92   RB211-535E4   255,000    $43,060,000      $40,540,000        $43,730,000     $41,210,000
23    B757-200Etop   26158   Feb-93   RB211-535E4   255,000    $45,300,000      $42,500,000        $45,050,000     $42,250,000
24    B767-300ER     24999   Feb-91   PW4060        407,000    $64,740,000      $57,170,000        $65,180,000     $57,610,000
25    B767-300ER     24947   Mar-91   PW4060        407,000    $64,740,000      $57,170,000        $65,260,000     $57,690,000
26    DC-8-71F       46064   Apr-69   CFM56-2C1     325,000    $15,000,000      $15,000,000        $14,990,000     $14,990,000
27    DC-8-71F       46040   May-69   CFM56-2C1     325,000    $14,940,000      $14,940,000        $15,580,000     $15,580,000
28    F100           11341   Aug-91   TAY650-15      98,000    $14,090,000      $12,550,000        $14,010,000     $12,470,000
29    F100           11342   Aug-91   TAY650-15      98,000    $14,030,000      $12,490,000        $14,240,000     $12,700,000

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                                                                 [AIRCRAFT LOGO]

                           ATTACHMENT 1 - AerCo Fleet
                              AISI File A9S003BVO
                          Values as of 18 January 1999

                                                         Half Life            Half Life            Adjusted           Adjusted
                                                         Base Value      Current Market Value     Base Value    Current Market Value
                                                            1999                 1999                1999               1999
No    Type     MSN     DOM     Engine        MTOW       US Dollars           US Dollars          US Dollars         US Dollars

30    F100     11351   Sep-91   TAY650-15      98,000    $ 14,030,000        $ 12,490,000        $ 14,000,000       $ 12,460,000
31    F100     11350   Apr-92   TAY650-15      98,000    $ 15,090,000        $ 13,570,000        $ 15,040,000       $ 13,520,000
32    MD-83    49627   Apr-89   JT8D-219      160,000    $ 21,740,000        $ 18,790,000        $ 22,080,000       $ 19,130,000
33    MD-83    49790   Oct-89   JT8D-219      160,000    $ 21,740,000        $ 18,790,000        $ 22,240,000       $ 19,290,000
34    MD-83    49952   Dec-91   JT8D-219      160,000    $ 23,600,000        $ 20,610,000        $ 23,220,000       $ 20,230,000

TOTALS                                                   $916,290,000        $873,080,000        $919,540,000       $876,330,000